As filed with the United States Securities and Exchange Commission on February 28, 2025

Registration Statement No. 333-282394

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________________________

AMENDMENT NO. 6

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Intercont (Cayman) Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

_____________________________________

Cayman Islands	4412	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1102, Lee Garden One,
33 Hysan Avenue,
Causeway Bay, Hong Kong
Tel: +(852) - 37521802
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10016
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Lan Lou, Esq. Jun He Law Offices LLC Suite 1919, 630 Fifth Avenue New York, NY 10111 Tel: (917) 661-8175	Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Tel: +1 (212) 588-0022

_____________________________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Intercont (Cayman) Limited is filing this Amendment No. 6 to its registration statement on Form F-1 (File No. 333-282394) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibits 1.1, 3.2 and 23.1, and amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. This Amendment No. 6 does not modify any provision of the preliminary prospectus contained in Part I of to the Registration Statement, which has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     Exhibits

The following exhibits are filed as part of this registration statement:

INTERCONT (CAYMAN) LIMITED
EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1***	Form of Representative’s Warrants
4.2***	Form of Registrant’s Specimen Ordinary Shares
5.1***	Opinion of BGA Law (Cayman) Limited as to the legality of the Ordinary Shares being registered
8.1***	Opinion of BGA Law (Cayman) Limited regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.2***	Opinion of Lawrence Chan & Co. regarding certain Hong Kong law matters and certain Hong Kong tax matters
10.1***

Escrow Agreement between Mandarin Fortune Shipping Pte Ltd as Sellers and Top Moral Shipping Limited as Buyers, and Hill Dickinson LLP as Escrow Holder in relation to the sale and purchase of “MANDARIN FORTUNE (IMO no. 9478169)” dated March 8, 2022.

10.2***

Standard Bareboat Charter between Zhejiang Shipping (Hong Kong) Co. Ltd. or their nominee as owner and Topsheen performance guaranteed by Topsheen Shipping Singapore Pte Ltd. as charterer dated January 14, 2021.

10.3***	Standard Bareboat Charter between Topsheen Shipping Group Limited and by Max Bright Marine Service Co., Ltd. as charterer dated September 7, 2018.
10.4***	Standard Bareboat Charter between Topsheen Shipping Group Limited and by Top Legend Shipping Co., Limited as charterer dated September 7, 2018.
10.5***	Standard Vessel Management Agreement between Top Wisdom Shipping Management Co., Limited and Top Moral Shipping Limited dated August 12, 2022.
10.6***	Standard Vessel Management Agreement between Top Wisdom Shipping Management Co., Limited and Top Creation International (HK) Limited dated January 1, 2022.
10.7***	Standard Seafarer Dispatch Agreement between Top Wisdom Shipping Management Co., Limited and Top Moral Shipping Limited dated August 12, 2022.
10.8***	Standard Seafarer Dispatch Agreement between Top Wisdom Shipping Management Co., Limited and Top Creation International (HK) Limited dated January 1, 2022.
10.9***

The Facility Agreement entered into by and among Top Moral Shipping Limited (as Borrower), Topsheen Shipping Singapore Pte. Ltd. (as Guarantor), and Chailease International Financial Services (Singapore) Pte. Ltd. (as Lender) on August 3, 2022 (the “CIFSS Loan Agreement”)

10.10***	Amendment to the CIFSS Loan Agreement dated March 23, 2023
10.11***	Form of Indemnification Agreement by and between the Registrant and executive officers and directors of the Registrant
10.12***	English Translation of the Strategic Cooperation Memorandum entered into by and among Rockwell Automation (China) Company Limited, Intercont, and Top Wisdom on September 11, 2024.
10.13***	English Translation of the Technology Workboat R&D Service Contract (Phase 1) entered into by and between Intercont and Jiangsu Xinsihui Marine Technology Co., Ltd. on September 10, 2023.
10.14***	English Translation of the Technology Workboat R&D Service Contract (Phase 2) entered into by and between Intercont and Jiangsu Xinsihui Marine Technology Co., Ltd. on March 5, 2024.

Exhibit No.	Description
10.15***	English Translation of the License Agreement entered into by and between Intercont and Jiangsu Xinsihui Marine Technology Co., Ltd. on November 13, 2024.
10.16***	Form Director Service Agreement
10.17***	Form Management Employment Agreement
21.1***	List of subsidiaries of the Registrant
23.1*	Consent of UHY LLP
23.2***	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
23.3***	Consent of Lawrence Chan & Co. (included in Exhibit 8.2)
23.4***	Consent of Frost & Sullivan
23.5***	Consent of Jingtian & Gongcheng
24.1***	Power of Attorney (included in the signature page to this registration statement)
99.1***	Form of Code of Business Conduct and Ethics
99.2***	Opinion of Jingtian & Gongcheng regarding PRC legal matters
99.3***	Form of Audit Committee Charter
99.4***	Form of Compensation Committee Charter
99.5***	Form of Nominating and Corporate Governance Committee Charter
99.6***	Consent of Michael Schumann
99.7***	Consent of Dahong Li
99.8***	Consent of Yuanmei Ma
99.9***	Consulting and Cooperation Agreement between Muchun Zhu and Topsheen Shipping Group Limited dated March 1, 2019
99.10***	Resignation Letter from Muchun Zhu to Topsheen Shipping Group Limited dated February 1, 2020
107***	Form of Filing Fee Table

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*        Filed herewith.

**      To be filed by amendment.

***    Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on February 28, 2025.

Intercont (Cayman) Limited
By:	/s/ Muchun Zhu
Name: Muchun Zhu
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Muchun Zhu	Chairman and Chief Executive Officer	February 28, 2025
Name: Muchun Zhu	(principal executive officer)
/s/ Qingyuan Wang	Chief Financial Officer	February 28, 2025
Name: Qingyuan Wang	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Intercont (Cayman) Limited, has signed this Registration Statement or amendment thereto in New York on February 28, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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